EXHIBIT  23.3



                           PERRELLA & ASSOCIATES, P.A.
                           Certified Public Accountant
                              555 S. Powerline Road
                          Pompano Beach, Florida 33069




                         CONSENT  OF  INDEPENDENT  AUDITORS



To  the  Board  of  Directors
Peoplesway.com,  Inc.


     We consent to the incorporation by reference in the registration statement on Form S-8 of Peoplesway.com, Inc. to our report dated June 21, 2001 relating to the consolidated balance sheet of Peoplesway.com, Inc. as of March 31, 2001, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the March 31, 2001 Annual Report on Form 10KSB of Peoplesway.com, Inc.




Perrella  &  Associates,  P.A.
Pompano  Beach,  Florida


October  9,  2001